UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2014
(Date of earliest event reported)

GTT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Westpark Drive Suite 720 McLean, Virginia 22102
(Address of principal executive offices)(Zip Code)

(703) 442-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our 2014 Annual Meeting of Stockholders held on June 5, 2014, our stockholders voted on three proposals: (1) election of seven nominees set forth in the 2014 Proxy Statement to the Board of Directors, (2) approval of a non-binding advisory resolution approving the compensation of our named executive officers, and (3) to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2014. At the close of business on April 14, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 23,781,343 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 18,240,631 shares of our common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

1.  Election of Directors. At the Annual Meeting, each of the persons identified below was re-elected as a director, with the final voting results as specified below.

Nominee for Director	Votes For	Votes Withheld	Broker-Non Votes
Richard D. Calder, Jr.	14,783,889	71,450	3,385,292
H. Brian Thompson	14,658,644	196,695	3,385,292
S. Joseph Bruno	12,486,608	2,368,731	3,385,292
Rhodric C. Hackman	14,558,713	296,626	3,385,292
Howard E. Janzen	14,784,289	71,050	3,385,292
Morgan E. O’Brien	14,784,289	71,050	3,385,292
Theodore B. Smith, III	14,784,289	71,050	3,385,292

2.  Advisory vote on executive compensation.  The stockholders approved on a non-binding advisory basis the compensation of our named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
14,786,934	67,805	600	3,385,292

3.  Ratification of independent registered public accounting firm.  The stockholders voted to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2014.

Voted For	Voted Against	Abstain	Broker Non-Votes
18,226,502	14,129	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTT COMMUNICATIONS, INC.
Dated: June 9, 2014	By:	/s/ Michael R. Bauer
Michael R. Bauer Chief Financial Officer